Exhibit 1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D
                    UNDER THE SECURITIES EXCHANGE ACT OF 1934



                              FUSHI COPPERWELD, INC.
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                                (Name of Issuer)

                   COMMON STOCK, (PAR VALUE $0.006 Per Share)
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                         (Title of Class of Securities)



                             JOINT FILING AGREEMENT

Bay Resource Partners, L.P., a Delaware limited partnership, Bay II
Resource Partners, L.P., a Delaware limited partnership, Bay Resource
Partners Offshore Master Fund, L.P., an exempted limited partnership organized under the laws of the Cayman Islands, GMT Capital Corp., a Georgia corporation and Thomas E. Claugus, an individual residing in the State of Georgia, hereby agree to file jointly the statement on Schedule 13D to which this Agreement is attached, and any amendments thereto which may be deemed necessary.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of each of the parties hereto.

Dated: November 5, 2010

                                              /s/ Thomas E. Claugus
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                                              Thomas E. Claugus, for himself
                                              and as President of GMT Capital
                                              Corp., for itself and as the
                                              general partner of (i) Bay
                                              Resource Partners, L.P. and (ii)
                                              Bay II Resource Partners, L.P.,
                                              and as the investment manager
                                              of (iii) Bay Resource Partners
                                              Offshore Master Fund, L.P. and
                                              (iv) certain other accounts.

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